QuickLinks -- Click here to rapidly navigate through this document

Exhibit (a)(1)(C)

Notice of Guaranteed Delivery
for Tender of Shares of Common Stock
of
FX ALLIANCE INC.
at
$22.00 Net Per Share
by
CB TRANSACTION CORP.,
a wholly-owned subsidiary of
THOMCORP HOLDINGS INC.,
an indirect and wholly-owned subsidiary
of
THOMSON REUTERS CORPORATION
(Not to be used for Signature Guarantees)

         This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of common stock, par value $0.0001 per share (the "Shares"), of FX Alliance Inc., a Delaware corporation ("FX"), are not immediately available, if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all required documents to reach Computershare Inc. (the "Depositary") before the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a Guarantee by an Eligible Institution (as defined in the Offer to Purchase). See "Section 3—Procedure for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile Transmission:	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street Suite V Canton, MA 02021

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        THIS NOTICE OF GUARANTEED DELIVERY TO THE DEPOSITARY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN ELIGIBLE INSTITUTION UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

        THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

  Ladies and Gentlemen:

        The undersigned represents that the undersigned owns and hereby tenders to CB Transaction Corp., a Delaware corporation and a direct, wholly-owned subsidiary of Thomcorp Holdings Inc., a Delaware corporation and an indirect, wholly-owned subsidiary of Thomson Reuters Corporation, a corporation under the laws of the Province of Ontario, Canada, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated July 18, 2012 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Name(s) of Record Holder(s):

Number of Shares Tendered

Certificate Number(s) (if available):
(Please Print)

Address(es):

(Zip Code)
☐
Check if securities will be tendered by book-entry transfer

Name(s) of Tendering Institution:

Area Code and Telephone No.(s):

Certificate Number(s) (if available):

Signature(s):

Account No.:

Transaction Code No.:

Dated:

 GUARANTEE
(Not to be used for signature guarantee)

        The undersigned, a financial institution that is a participant in good standing in the Securities Transfer Agent Medallion Program, or any other "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (such institution, an "Eligible Institution"), hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, all within three trading days after the date hereof.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the properly completed and duly executed Letter of Transmittal or an Agent's Message and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name(s) of Firm:

Address(es):

(Zip Code)

Area Code and Tel. No.

(Authorized Signature)

Name:

(Please Type or Print)

Title:

Dated:

NOTE:	DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL.

QuickLinks

  Exhibit (a)(1)(C)
GUARANTEE (Not to be used for signature guarantee)